Exhibit 99.1

ViewRay Selects Denver for Headquarters
Innovative cancer therapy company to leverage Colorado bioscience talent resources

DENVER, August 08, 2022 -- ViewRay, Inc. (Nasdaq: VRAY), a medical device company that designs, manufactures, and markets the MRIdian® radiation therapy system, announced today that it is moving its headquarters to Denver, Colorado as it continues to attract top-tier talent from the state’s growing medical technology sector. Event details to follow:
What: ViewRay Headquarters Opening
When: Mon., Aug. 15, 2022
Time: 1 p.m.
Where: The Granite Tower, 1099 18th Street, 3rd Floor, Denver, CO 80202
Remarks by:
•Jared Polis, Governor, State of Colorado
•Michael Hancock, Mayor, City of Denver
•Scott Drake, President & CEO, ViewRay
In mid-2019, ViewRay established an office in Denver starting with fewer than ten teammates. ViewRay’s presence in Denver has now grown to over 50 teammates with the expansion of the company’s international marketing, finance, and legal teams. ViewRay is one of the fastest growing companies in the med-tech sector with plans for considerable growth in Denver.
ViewRay expects to continue expanding its Denver team with additional high-paying roles in product development, manufacturing, and quality and, in 2023, the company plans to add another building focused on development, manufacturing, and physician training.
Colorado is home to a robust bioscience industry making the Mile High City an ideal location to do business and introduce clinicians to life saving radiation therapy. According to Colorado Bioscience Association:
•Colorado is home to 720 life sciences companies and organizations.
•More than 32,000 people are directly employed by the bioscience industry, averaging a $96,000 annual salary.
•Metro Denver has the 8th largest medical device sector across the U.S.
Over the past 20 years, ViewRay’s CEO, Scott Drake, and the ViewRay executive team, have created over 3,000 med tech jobs in Colorado.
“We are proud to welcome ViewRay headquarters to Colorado, an exciting move that brings good-paying jobs to Coloradans,” said Gov. Polis. “As we continue to save people money and support small businesses, Colorado remains the best place to live, work, and do business.”
“ViewRay relocating to Denver will create more opportunity for our tech-sector talent base and continue to elevate our community as a center for healthcare innovation. Guided by the values of a healthy community and healthy community-engagement, we couldn’t be prouder that they’ve chosen our great city to realize their ambitious mission to improve cancer treatment technology and ultimately, save thousands of lives,” Denver Mayor Michael B. Hancock said.
“ViewRay is excited that Colorado will be the international headquarters for this innovative cancer therapy. The state is a magnet for talented professionals and academics in our field and is fast becoming a center of the international bioscience industry,” said Scott Drake President and CEO of ViewRay. “We look forward to growing as a company, but more importantly, we are committed to conquering cancer by re-envisioning radiation therapy because lives depend on it. Patients deserve short-course non-invasive therapy with fewer side effects and better quality of life, whether they face complex or more common forms of cancer. ViewRay is committed to delivering that to every patient who requires treatment.”
About MRIdian
Radiation therapy treatment works by delivering radiation to tumor sites. However, clinicians must limit the amount of radiation given to the tumor to preserve surrounding healthy tissue and organs. With conventional technology, clinicians do so by spreading the amount of radiation given over several weeks bringing the patient in for 20-30-40 treatments. In short, they are confronted with a trade-off between safety and effectiveness; as well as quality of life based on treatment schedule.
The MRIdian system provides oncologists outstanding anatomical visualization through diagnostic-quality MR images and the ability to adapt a radiation therapy plan to the targeted cancer with the patient on the table. This combination allows physicians to define tight treatment margins to avoid unnecessary radiation exposure of vulnerable organs-at-risk and healthy tissue and allows the delivery of ablative radiation doses in five or fewer treatment sessions, without relying on implanted markers. By providing real-time continuous tracking of the target and organs-at-risk, MRIdian enables automatic gating of the radiation beam if the target moves outside the user-defined margins. This allows for delivery of the prescribed dose to the target, while sparing surrounding healthy tissue and critical structures, which results in minimizing toxicities typically associated with conventional radiation therapy.
Nearly 25,000 patients have been treated with MRIdian. Currently, 53 MRIdian systems are installed at hospitals around the world where they are used to treat a wide variety of solid tumors and are the focus of numerous ongoing research efforts. MRIdian has been the subject of hundreds of peer-reviewed publications, scientific meeting abstracts, and presentations. For a list of treatment centers, please visit: https://viewray.com/find-mridian-mri-guided-radiation-therapy/
About ViewRay
ViewRay, Inc. (Nasdaq: VRAY) designs, manufactures, and markets the MRIdian MRI-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Media Contact:
Samantha Pfeil,
Director, Marketing Communications,
ViewRay, Inc.,
media@viewray.com

Investor Relations:
Matthew Harrison
Investor Relations
ViewRay, Inc.
investors@viewray.com